SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2022

Wikisoft Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-706-0806

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements provide Wikisoft Corp.’s (the “Company”) current expectations and forecasts about future events. Forward-looking statements may be identified by the use of words such as “expect,” “believe,” “will,” “would,” “should” or comparable terminology or the negative of these words, or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause actual results to differ include, without limitation, failure to consummate or delays in consummating the transactions described herein, transaction costs associated with the transactions described herein, unexpected losses of economies of scope or scale as a result of the transactions described herein, a decrease or adjustment in the purchase price or other amendment to the definitive agreements for the transactions described herein, failure to obtain necessary governmental approvals for the transactions described herein, the failure to successfully incorporate or achieve a benefit from the assets in relation to their cost and other risks and uncertainties included in reports the Company files with or furnishes to the Securities and Exchange Commission. The Company cautions you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect the Company’s view only as of the date of this report. The Company undertakes no obligation to update any forward-looking information.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2022, the Company executed and closed a Membership Interest Purchase Agreement (the “Purchase Agreement”) and accompanying License Agreement with Etheralab LLC, a Delaware limited liability company (the “Seller”).

On the Closing Date, pursuant to the Purchase Agreement, the Company acquired a fifty one percent (51%) membership interest in Seller. As consideration for the Purchase Agreement, the Company issued to Seller two million five hundred fifty thousand (2,550,000) shares of the Company’s common stock, with a deemed value of twenty cents ($0.20) per share, which price is deemed paid in partial consideration for the execution and delivery by Seller of the License Agreement.

Pursuant to the License Agreement, we acquired a non-exclusive, non-transferable, sublicensable, worldwide license to certain intellectual property of Seller to manufacture, have manufactured, sell, offer to sell, import and export products using those intangible assets.

The transaction includes full global access to Seller’s disruptive technologies across the Blockchain and global funding landscape. These technologies are expected to provide an outstanding opportunity to expand the Company´s global reach with superior technology and high value-add products. This includes the blockchain technology for the upcoming wikifunding platform enabling startups to connect to the blockchain community, investors and venture capital. Furthermore, the AmpliFi press release distribution service will be accessible to the 90 million businesses now held in the Wikisoft database, providing global reach to any of those companies. The Company’s greater scale, broader product offering and geographic exposure should accelerate the Company’s growth and provide greater earnings diversity. The Company expects the proposed transaction to be accretive to earnings realized over the two years following the acquisition.

The Purchase Agreement and License Agreement contains customary representations, warranties and covenants.

The foregoing description of the Purchase Agreement and License Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement and License Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

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SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the completion of acquisition of assets is incorporated by reference into this Item 2.01.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated herein by reference.

The issuance of the shares consisting of the Company’s common stock upon the closing of the Purchase Agreement is expected to be made in in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement
10.2	License Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wikisoft Corp.

/s/ Carsten Kjems Falk

Carsten Kjems Falk

President

Date: February 28, 2022

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